Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Turbo Energy, S.A.

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-291470) of TURBO ENERGY, S.A. of our report dated May 15, 2026, with respect to the consolidation financial statements of TURBO ENERGY, S.A. included in this Annual Report on Form 20-F for the years ended December 31, 2025, 2024 and 2023.

We also consent to the reference to TAAD LLP as an independent registered public accounting firm under the caption “Experts” in the Registration Statements.

/s/ TAAD LLP

Diamond Bar, California

May 15, 2026